EXHIBIT 99.2

Co. #

STERLING FINANCIAL CORPORATION

ENROLLMENT APPLICATION

Please enroll this account as follows:
Check one box only (X).
If you do not check any box, then **FULL DIVIDEND REINVESTMENT** will be assumed.

☐ **FULL DIVIDEND REINVESTMENT**
Reinvest all dividends for this account.

☐ **PARTIAL DIVIDEND REINVESTMENT**
Reinvest dividends on ___________ shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form.

☐ **CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)**
All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions of the Plan, as described in the Brochure of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of Sterling Financial Corporation Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION

1. SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required.
2. CUSTODIAL: A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor's state of residence. The minor's Social Security Number is required.
3. TRUST: Account is established in accordance with the provisions of a trust agreement.

This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to insure proper processing. If you do not have the envelope, mail your check and the form to:

Sterling Financial Corporation
c/o American Stock Transfer & Trust Company
P.O. Box 922, Wall Street Station, New York, New York 10269-0560
Attn: Investors Choice Plan

If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registration.

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER ☐☐☐☐☐☐☐☐☐

I hereby warrant, under penalty of perjury, that the number provided above is correct.

☐ SINGLE/JOINT ACCOUNT	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT
Name	Custodian's Name	Trustee Name
Joint Owner (if any)	Minor's Name	Trust Name or Beneficiary
Joint Owner (if any)	Minor's State of Residence	Date of Trust

ACCOUNT ADDRESS ____
STREET CITY STATE ZIP CODE

SIGNATURE(s) ____
All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $ ☐

MINIMUM INITIAL INVESTMENT IS $250 FOR NEW INVESTORS
MINIMUM INVESTMENT IS $100 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS
MAXIMUM INVESTMENT IS $3,000 PER MONTH

Sterling Finl Corp Enroll. App. 5-29-03

FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of Sterling Financial Corporation Common Stock for deposit into my (our) Sterling Financial Corporation account.

Signature(s) ______________________________

____

Date ____________ Daytime Phone Number ____________

1. Indicate the Type of Account: Checking or Savings.
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your financial institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip.
6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $100 per month and the maximum is $3,000 per month from your checking or savings account to purchase Sterling Financial Corporation Common Stock.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1. Type of Account ☐ Checking ☐ Savings

2. ______________________

Bank Account Number

3. ______________________

Name of Bank Account

4. ______________________

Financial Institution

____

Branch Name

____

Branch Street Address

____

Branch City, State and Zip Code

5. ______________________

ABA Number

6. $ ______________________

Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.


Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
63-858
670
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch information
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
⑆071000013⑆ 123456789⑈
ABA Number
Bank Account Number

Sterling Fin Corp. Enroll. App. 5-29-03